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Exhibit 23.3

Independent Auditors' Consent

    We consent to the incorporation by reference in this Registration Statement of EPIQ Systems, Inc. of Form S-3 of our report dated February 25, 2000, appearing in the Annual Report of Form 10-K of EPIQ Systems, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                      /s/ BAIRD, KURTZ & DOBSON

Kansas City, Missouri

March 28, 2001

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Independent Auditors' Consent